SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2024

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	BANR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events.

On September 12, 2024, Banner Bank (the “Bank”), a wholly-owned subsidiary of Banner Corporation, announced that effective September 10, 2024, Mark C. Borrecco, age 52, has been hired as the Bank’s Executive Vice President and Chief Banking Officer. Mr. Borrecco will be a member of the Bank’s Executive Management Committee and will report to Mark J. Grescovich, President and Chief Executive Officer. Mr. Borrecco is based in Sacramento, California.

Prior to joining the Bank, Mr. Borrecco was Regional President for California at Washington Federal, Inc. from March 2023 through August 2024, where he was based in Sacramento, California. Previously, he was President and Chief Executive Officer at Great Western Bancorp in Sioux Falls, South Dakota, from March 2020 to January 2022. Mr. Borrecco served as President and Chief Executive Officer for Rabobank, NA in Roseville, California, from December 2015 through November 2019, where he had served as Executive Vice President and Chief Banking Officer from August 2011 to November 2015. Mr. Borrecco has more than 25 years of experience in the financial services industry. He earned a B.A. in Economics from California State University, Fresno.

A copy of the press release announcing the hiring of Mr. Borrecco as Executive Vice President and Chief Banking Officer of the Bank is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Banner Bank Press Release Announcing the Appointment of Mark Borrecco as Executive Vice President and Chief Banking Officer.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: September 12, 2024	By: /s/ Mark J. Grescovich
Mark J. Grescovich
President and Chief Executive Officer